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                                                                     EXHIBIT 4.2


                             CERTIFICATE OF TRUST
                                      OF
                            COUNTRYWIDE CAPITAL II


This Certificate of Trust of Countrywide Capital II (the "Trust") dated
October 14, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S) 3801, et seq. The undersigned, as trustees, do hereby certify as
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follows:

1.  The name of the business trust being formed hereby is "Countrywide Capital
II."

2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                        The Bank of New York (Delaware)
                        400 White Clay Center, Route 273
                        Newark, Delaware 19711

3.  This Certificate of Trust shall be effective as of the date of filing.

IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

Dated: October 14, 1996       /s/ Eric P. Sieracki
                              ----------------------------------
                              Eric P. Sieracki, as Trustee


                              /s/ Carlos Garcia
                              ----------------------------------
                              Carlos Garcia, as Trustee


                              THE BANK OF NEW YORK (DELAWARE),
                                as Trustee


                              By: /s/ Melissa Beneduce
                                 -------------------------------
                                 Name:  Melissa Beneduce
                                 Title: Assistant Vice President